Exhibit 77C
          Kemper Municipal Income Trust
          Form N-SAR for the period ended 05/31/98
          File No. 811-5655


          A special meeting of Registrant's shareholders was held on December 3, 1997. Votes regarding the items submitted to shareholder vote are set forth below.

          Item 1:  Election of Members to the Board

                   Edmond D. Villani (Common Shares & Preferred Shares
                                      Combined)

                       Vote             Number
                       ----             -----------
                       FOR               27,585,737
                       WITHHELD             513,495

                   Daniel Pierce (Preferred Shares Only)

                       Vote             Number
                       ----             -----------
                       FOR                   40,560
                       WITHHELD                   0


          Item 2:  Selection of Independent Auditors

                       Vote             Number
                       ----             -----------
                       FOR               27,715,431
                       AGAINST              162,695
                       ABSTAIN              231,107


          Item 3:  New Investment Management Agreement

                       Vote             Number
                       ----             -----------
                       FOR               25,480,960
                       AGAINST            2,628,272






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